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Exhibit 99.1

                    CERTIFIED WRITTEN STATEMENT ACCOMPANYING
                    ----------------------------------------

                           PERIODIC FINANCIAL REPORTS
                           --------------------------

                    CERTIFICATIONS PURSUANT TO 18 U.S.C. 1350,
                           AS ADOPTED PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                   ---------------------------------------------


In connection with the Annual Report of Javo Beverage Company, Inc., a Delaware Corporation (the "Company"), on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), Cody
C. Ashwell, Chief Executive Officer, and Richard A. Gartrell, Chief Financial Officer, of the Company, respectively, do each hereby certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1359), that to his knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated: January 20, 2006 and March 31, 2006
                                   /s/ Cody C. Ashwell
                                   --------------------------------------------
                                   Cody C. Ashwell, Chief Executive Officer

Dated: January 20, 2006 and March 31, 2006
                                   /s/ Richard A. Gartrell
                                   --------------------------------------------
                                   Richard A. Gartrell, Chief Financial Officer


[A signed original of this written statement required by Section 906 has been provided to Javo Beverage Company, Inc. and will be retained by Javo Beverage Inc., and furnished To the Securities and Exchange Commission or its staff upon request.]